Exhibit 99.1
Thryv Grows SaaS Revenue in First Quarter 2026, Exceeds Total Company Revenue and EBITDA Guidance

–Q1 SaaS Revenue Grows to 70% of Total Revenue
–Q1 Marketing Center Revenue Growth of 29% Year-Over-Year
–Q1 SaaS Monthly ARPU Increases 13% Year-Over-Year to $378
–AI Delivering for Clients — Rapid Adoption Across New Platform Features

DALLAS, April 30, 2026 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business marketing and sales software platform, reported results for the first quarter of 2026.

First Quarter Financial 2026 Highlights:
•SaaS revenue was $116.7 million, a 5.0% increase year-over-year
•Marketing Services revenue was $50.9 million, a 27.5% decrease year-over-year
•Consolidated total revenue was $167.7 million, a decrease of 7.5% year-over-year
•Consolidated net income increased to $4.5 million, or $0.10 per diluted share; compared to net loss of $9.6 million, or $(0.22) per diluted share, for the first quarter of 2025
•Consolidated Adjusted EBITDA was $24.1 million, representing an Adjusted EBITDA margin of 14.4%
•SaaS Adjusted EBITDA was $10.8 million, representing an Adjusted EBITDA margin of 9.3%
•Marketing Services Adjusted EBITDA was $13.2 million, representing an Adjusted EBITDA margin of 26.0%
•Consolidated Gross Profit was $109.3 million
•Consolidated Adjusted Gross Profit1 was $112.9 million
•SaaS Gross Profit was $75.6 million, representing a Gross Margin of 64.8%
•SaaS Adjusted Gross Profit1 was $78.2 million, representing an Adjusted Gross Margin of 67.0%
1 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.

Recent Business Highlights and Metrics
•Quality customers2 (defined as those contributing more than $400 in monthly recurring revenue) accounted for 70% of SaaS revenue2 in the first quarter of 2026
•SaaS clients were 96 thousand at the end of the first quarter of 2026
•Seasoned Net Revenue Retention3 was 93% for the first quarter of 2026
•SaaS monthly Average Revenue per Unit (“ARPU”)4 was $378 for the first quarter of 2026, an increase of 12.8% year-over-year
•Marketing Center revenue increased 29% year-over-year in the first quarter of 2026

"We delivered a strong start to 2026, with SaaS revenue exceeding our guidance and now representing 70% of total revenue," said Joe Walsh, Thryv Chairman and CEO. "Our upmarket motion is clearly working, as ARPU grew 13% year-over-year and Quality Customers now represent 70% of our SaaS revenue. We are expanding beyond our legacy client base, and are attracting larger small businesses with Marketing Center, engaging them at a higher level, and encouraging them to spend more - driving ARPU upward."

Outlook
Based on information available as of April 30, 2026, Thryv is issuing guidance5 for the second quarter of 2026 and full year 2026 as indicated below:

	2nd Quarter	Full Year
(in millions)	2026	2026
SaaS Revenue	$114 - $115	$463 - $471
SaaS Adjusted EBITDA[6]	$12 - $13	$70 - $75

	2nd Quarter	3rd Quarter	4th Quarter	Full Year
(in millions)	2026	2026	2026	2026
Marketing Services Revenue	$31 - $33	$33 - $35	$42 - $44	$157 - $163
Marketing Services Adjusted EBITDA[6]	$3 - $4			$30 - $35

2 Excludes customers and revenue attributed to the Keap acquisition.
3 Seasoned NRR is calculated by dividing the revenue of all clients that have had one or more SaaS offerings for at least two years as of the last month of the year or quarter, as applicable, by the same clients' revenue one year ago. For each reporting quarter, the weighted-average monthly NRR from all the months in the quarter are reported. Seasoned NRR excludes clients acquired in the Keap acquisition.
4 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a weighted-average calculation and inclusive of the impact from the Keap acquisition.
5 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.
6 SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA are forward-looking non-GAAP financial measurers. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable effort.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, April 30, 2026 at 8:30 a.m. (Eastern Time) to discuss the Company's first quarter 2026 results.

To listen to this conference call, please use this link. After registering, a confirmation email will be sent, including access details. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2026	2025
Revenue	$167,684	$181,371
Cost of services	58,428	62,083
Gross profit	109,256	119,288

Operating expenses:
Sales and marketing	47,948	59,842
Research and development	11,431	10,209
General and administrative	45,819	52,271
Total operating expenses	105,198	122,322

Operating income (loss)	4,058	(3,034)
Other income (expense):
Interest expense	(4,141)	(6,067)
Interest expense, related party	(2,466)	(3,006)
Net periodic pension cost	(345)	(768)
Other income	1,433	392
Loss before income tax benefit	(1,461)	(12,483)
Income tax benefit	6,003	2,865
Net income (loss)	$4,542	$(9,618)
Other comprehensive loss:
Foreign currency translation adjustment, net of tax	(395)	(187)
Comprehensive income (loss)	$4,147	$(9,805)

Net income (loss) per common share:
Basic	$0.10	$(0.22)
Diluted	$0.10	$(0.22)

Weighted-average shares used in computing basic and diluted net income (loss) per common share:
Basic	44,207,794	43,412,366
Diluted	45,246,486	43,412,366

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$7,952	$10,752
Accounts receivable, net of allowance of $14,381 in 2026 and $13,830 in 2025	147,083	136,394
Contract assets, net of allowance of $2 in 2026 and $2 in 2025	433	411
Taxes receivable	22,710	8,134
Prepaid expenses	14,459	10,939
Deferred costs	7,472	11,548
Other current assets	643	679
Total current assets	200,752	178,857
Fixed assets and capitalized software, net	50,101	50,885
Goodwill	253,809	253,809
Intangible assets, net	24,471	25,929
Deferred tax assets	120,238	133,221
Other assets	44,367	45,886
Total assets	$693,738	$688,587

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$10,853	$9,764
Accrued liabilities	84,225	91,246
Current portion of unrecognized tax benefits	1,803	28,303
Contract liabilities	36,790	28,875
Current portion of Term Loan	15,750	10,500
Current portion of Term Loan, related party	10,500	7,000
Other current liabilities	3,340	3,905
Total current liabilities	163,261	179,593
Term Loan, net	120,716	125,419
Term Loan, net, related party	82,063	85,448
ABL Facility	29,534	25,120
Pension obligations, net	44,016	44,171
Other liabilities	28,738	10,697
Total long-term liabilities	305,067	290,855
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 72,888,889 shares issued and 44,344,879 shares outstanding at March 31, 2026; and 72,002,129 shares issued and 43,815,268 shares outstanding at December 31, 2025	729	720
Additional paid-in capital	1,307,891	1,303,144
Treasury stock - 28,544,010 shares at March 31, 2026 and 28,186,861 shares at December 31, 2025	(499,735)	(498,103)
Accumulated other comprehensive loss	(15,906)	(15,511)
Accumulated deficit	(567,569)	(572,111)
Total stockholders' equity	225,410	218,139
Total liabilities and stockholders' equity	$693,738	$688,587

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash Flows from Operating Activities
Net income (loss)	$4,542	$(9,618)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,166	11,516
Amortization of deferred commissions	1,349	3,499
Amortization of debt issuance costs	741	830
Deferred income taxes	13,026	(2,986)
Provision for credit losses and service credits	3,630	3,782
Stock-based compensation expense	4,750	7,737
Net periodic pension cost	345	768
Gain on foreign currency exchange rates	(1,433)	(392)
Other	2	37
Changes in working capital items, excluding acquisitions:
Accounts receivable	(4,820)	16,840
Prepaid expenses and other assets	(23,160)	(20,525)
Accounts payable and accrued liabilities	(31,631)	(22,338)
Contract liabilities	7,737	2,407
Other liabilities	17,229	(2,038)
Net cash provided by (used in) operating activities	1,473	(10,481)

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(6,926)	(7,085)
Acquisition of a business, net of cash acquired	—	(143)
Net cash used in investing activities	(6,926)	(7,228)

Cash Flows from Financing Activities
Proceeds from ABL Facility	90,777	109,647
Payments of ABL Facility	(86,363)	(95,748)
Principal payments on finance lease obligations	(216)	—
Other	(1,621)	(1,620)
Net cash provided by financing activities	2,577	12,279
Effect of exchange rate changes on cash, cash equivalents and restricted cash	80	124
Decrease in cash, cash equivalents and restricted cash	(2,796)	(5,306)
Cash, cash equivalents and restricted cash, beginning of period	10,869	17,760
Cash, cash equivalents and restricted cash, end of period	$8,073	$12,454

Supplemental Information
Cash paid for interest	$6,858	$8,256
Cash (received) paid for income taxes, net	$(5,587)	$1,178

Segment Information
The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended March 31,		Change
(dollars in thousands)	2026	2025	Amount	%
Revenue
SaaS	$116,738	$111,129	$5,609	5.0%
Marketing Services	50,946	70,242	(19,296)	(27.5)%
Total Revenue	$167,684	$181,371	$(13,687)	(7.5)%

Adjusted EBITDA
SaaS	$10,816	$10,815	$1	—%
Marketing Services	13,248	10,086	3,162	31.4%
Consolidated Adjusted EBITDA[7]	$24,064	$20,901	$3,163	15.1%

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense (benefit), Depreciation and amortization expense, Restructuring and integration expenses, Stock-based compensation expense, and non-operating expenses, such as Net periodic pension cost and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
7 Consolidated Adjusted EBITDA is equal to SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA. See Non-GAAP Measures below for a reconciliation of Consolidated Adjusted EBITDA to Net income (loss).

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income (loss):

	Three Months Ended March 31,
(in thousands)	2026	2025
Reconciliation of Adjusted EBITDA
Net income (loss)	$4,542	$(9,618)
Interest expense	6,607	9,073
Depreciation and amortization expense	9,166	11,516
Stock-based compensation expense	4,750	7,737
Restructuring and integration expenses (1)	6,090	4,682
Income tax benefit	(6,003)	(2,865)
Net periodic pension cost (2)	345	768
Other (3)	(1,433)	(392)
Adjusted EBITDA	$24,064	$20,901
(1)For the three months ended March 31, 2026 and 2025, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation. For more information on our restructuring and integration expenses, please see our Q1 2026 Quarterly Report on Form 10-Q.
(2)Net periodic pension cost is primarily from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs.
(3)Other primarily includes foreign exchange-related (income) expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross Profit and Gross Margin:

	Three Months Ended March 31, 2026
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$75,632	$33,624	$109,256
Plus:
Depreciation and amortization expense	2,497	1,087	3,584
Stock-based compensation expense	47	21	68
Adjusted Gross Profit	$78,176	$34,732	$112,908
Gross Margin	64.8%	66.0%	65.2%
Adjusted Gross Margin	67.0%	68.2%	67.3%

	Three Months Ended March 31, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$78,770	$40,518	$119,288
Plus:
Depreciation and amortization expense	2,598	1,627	4,225
Stock-based compensation expense	84	70	154
Adjusted Gross Profit	$81,452	$42,215	$123,667
Gross Margin	70.9%	57.7%	65.8%
Adjusted Gross Margin	73.3%	60.1%	68.2%

The following table sets forth a reconciliation of Free Cash Flow to its most directly comparable GAAP measure, Net cash provided by (used in) operating activities:

	Three Months Ended March 31,
(in thousands)	2026	2025
Reconciliation of Free Cash Flow
Net cash provided by (used in) operating activities	$1,473	$(10,481)
Additions to fixed assets and capitalized software	(6,926)	(7,085)
Free Cash Flow	$(5,453)	$(17,566)

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Income (Loss), Net Income (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) SaaS business and (ii) Marketing Services business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended March 31, 2026
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$116,738	$50,946	$167,684
Net Income			4,542
Net Income Margin			2.7%
Adjusted EBITDA	10,816	13,248	24,064
Adjusted EBITDA Margin	9.3%	26.0%	14.4%

	Three Months Ended March 31, 2025
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$111,129	$70,242	$181,371
Net Loss			(9,618)
Net Loss Margin			(5.3)%
Adjusted EBITDA	10,815	10,086	20,901
Adjusted EBITDA Margin	9.7%	14.4%	11.5%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and SaaS offerings, which include companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products, sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications; our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses; general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws or regulations or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv (NASDAQ: THRY) is an AI-enabled global marketing platform that helps small businesses (SMBs) get found online faster, win more customers, and drive repeat business. Thryv software offers SMBs AI-driven lead insights, automated customer follow‑up and payment processing, an AI-enabled CRM and a suite of additional solutions. Thryv is making growth‑focused AI tools accessible to the plumber, salon owner, contractor, lawyer, accountant and more. Over 200K+ businesses globally use Thryv to market, sell, and grow. For more information, visit www.thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com
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